UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

Synergy CHC Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55098	99-0379440
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	ID Number)

865 Spring Street
Westbrook, Maine	04092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 939-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patrick McCullough, and Synergy CHC Corp. (the “Company”) are in a contractual services relationship till November 2020. On May 5, 2020, Patrick McCullough and the Company mutually agreed that Mr. McCullough would step down as President but remain a consultant under such contract with the Company. This mutual decision was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

Immediately thereafter, the Company’s Chief Executive Officer, Jack Ross, 54, assumed the role as President of the Company. Mr. Ross currently serves as the Company’s Chief Executive Officer and Chief Financial Officer and prior to October 2017 served as the Company’s President. Mr. Ross has no family relationships with any current director, director nominee, or executive officer of the Company. Mr. Ross is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY CHC CORP.

Date: May 11, 2020	/s/ Jack Ross
Jack Ross
Chief Executive Officer